UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2022

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

255 Alhambra Circle, Suite 435

Coral Gables, FL 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(305) 764-3245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, the Board of Directors (the "Board") of AerSale Corporation (the "Company"), upon recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from nine to ten directors by appointing Judith Fedder, Lieutenant General, USAF Retired, to serve as an independent member of the Board until the 2023 Annual Meeting of Stockholders. The Board anticipates that General Fedder will be nominated by the Board for election by the stockholders at that meeting and going forward.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board appointed General Fedder to serve on the Compensation Committee. There are no arrangements or understanding that exist between General Fedder and any other persons pursuant to which she was selected as a director. In addition, there are no transactions between General Fedder and the Company that would be reportable under Item 404(a) of Regulation S-K.

General Fedder will receive the same cash and equity compensation as the other non-employee directors serving on the Board pursuant to the Company's Amended and Restated Non-Employee Director Compensation Plan (the "Plan"). Pursuant to the Plan, General Fedder will be entitled to receive an annual cash retainer of $50,000, paid quarterly. In addition, General Fedder will be entitled to receive an annual grant of restricted stock units, that has an aggregate value equal to $60,000 (based on the reported closing price of the Company’s common stock on the NASDAQ Stock Market on the grant date), but which will be pro-rated for that portion of fiscal year 2022 in which she will serve on the Board. The restricted stock units will generally vest on the first anniversary from the grant date and convert into one share of common stock for each restricted stock unit, subject to her continued service through the applicable vesting date.

A copy of the press release announcing the appointment of General Judy Fedder as a director is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of AerSale Corporation, dated July 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: July 8, 2022	By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary